Exhibit 99.3
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                      PRODUCTION AND DEVELOPMENT AGREEMENT

THIS PRODUCTION AND DEVELOPMENT AGREEMENT ("Agreement") is entered into and made effective May 4, 2005 ("Effective Date") by and between Simtek Corporation, a Colorado corporation, having a place of business at 4250 Buckingham Drive, Suite 100, Colorado Springs, CO 80907 ("Simtek"), and Cypress Semiconductor Corporation, a Delaware corporation, having a place of business at 3901 North First Street, San Jose, CA 95134 ("Cypress"). Simtek and Cypress, collectively and interchangeably, a "Party" or the "Parties".

                                    RECITALS

Simtek and Cypress desire to enter into a relationship under which Cypress will produce and deliver to Simtek one or more Simtek products as designated by Simtek (as further defined below, "Simtek Products") using the Cypress S8 0.13-micron SONOS technology (as further defined below, the "S8 Process"). This Agreement sets forth the terms and conditions under which the Parties will enter into such relationship and the obligations that each Party will undertake with respect thereto.

                                    AGREEMENT

In consideration of the promises herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to be bound by the following terms and conditions:

1.   DEFINITIONS; CONSTRUCTION; AND INTERPRETATION.

     1.1 Definitions. As used in this Agreement, the terms defined in Exhibit
1.1 will have the meanings given to those terms therein. Other capitalized terms used in this Agreement are defined in the context in which they are used and will have the meanings given to them below.

     1.2 Construction. This Agreement together with the Exhibits hereto and any Statements of Work issued hereunder (all of which are hereby incorporated herein and made a part hereof), constitute the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral, including the Mutual Nondisclosure Agreement, dated Sept 31, 2004 [sic], between the Parties. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The terms on any purchase order or similar document submitted by either Party to the other, and the terms on the web site of either Party, will have no effect on the terms of this Agreement.

     1.3 Interpretation. The following rules will apply in interpreting this
Agreement: (a) terms other than those defined in this Agreement will be given their plain English meaning, and those terms, acronyms and phrases known in the semiconductor products and services industries will be interpreted in accordance with their generally known meanings; (b) unless the context otherwise requires, words importing the singular include the plural and vice-versa; (c) references to an "Article," "Section" and "Subsection" will be references to an article, section, or subsection of this Agreement, unless otherwise specifically stated;
(d) references to this Agreement and the words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection; (e) the Article, Section and Subsection headings in this Agreement are intended to be for reference purposes only and will in no way be construed to modify or restrict any of the terms or provisions of this Agreement; (f) the word "including" and words of similar import (such as "include" and "includes") mean "including, but




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not limited to"; (g) a reference to "days" means calendar days, unless otherwise specifically stated in a reference. A reference to a monthly "date" is the last day of the month unless another day is specified.

2.   S8 PROCESS DEVELOPMENT.

     2.1 Development. Cypress will perform all obligations necessary to complete the milestones in the development of the S8 Process as set forth in Exhibit 2.1 ("Milestones") in accordance with terms of this Agreement. Without limiting Cypress' obligations, Simtek will commit such resources as are set forth in
Exhibit 2.1 to assist Cypress in the development of the S8 Process. The Milestones are further described in Cypress specifications 01-00177, 42-00005 and 42-00011, as such specifications may be updated from time to time, current copies of which have been provided to Simtek. Any dispute as to the substance of the Milestones (as a result of changes to the above-listed specifications or otherwise) shall be resolved by the Council.

     2.2 Development Program Council. During the term of this Agreement, Cypress and Simtek shall jointly form a Development Program Council to review and coordinate the development of the Milestones in accordance with this Agreement (the "Council"). The Council shall be comprised of a minimum of each Party's Project Manager. Each Party will identify its other participant(s) for the Council within 1 month after the Effective Date of this Agreement. The Council shall meet every month at a mutually agreeable location. While the Council will be used as a forum for coordinating development activities to complete the Milestones, the decisions of the Council shall not be legally binding on either Party unless the Council's decision is memorialized in writing and executed by an authorized officer of each respective Party.

     2.3 Failure to Meet Milestone. Cypress agrees to complete each Milestone to the reasonable satisfaction and approval of both Parties pursuant to the development schedule agreed to by the Parties. The Parties agree that Estimated Completion Dates provided in Exhibit 2.1 are estimates for the completion of the Milestones and such dates are subject to change upon the mutual agreement of the Parties. Failure to meet an Estimated Completion Date for a Milestone shall not be deemed to be a breach of this Agreement. If a Milestone is not met on its Estimated Completion Date as set forth in Exhibit 2.1, the Council shall meet with senior management from Cypress and Simtek no later than 15 days after such Milestone Estimated Completion Date is missed. The Council shall provide senior management with the Milestone status, and a proposed Action Plan to complete the Milestone. Upon review of the facts presented by the Council, the Parties' senior management and Council shall adopt an Action Plan to complete the Milestone, schedule a new Milestone date and amend Exhibit 2.1, if necessary.

     2.4 Milestone Completion. Within 15 days of successfully achieving each Milestone to the reasonable satisfaction and approval of both Parties, the Council shall meet to develop and approve an Action Plan that is mutually agreed to by both Parties for the succesful achievement of the remaining Milestones.

     2.5 Modifications to the S8 Process. If Simtek desires that Cypress modify the S8 Process used to produce any Simtek Product (for example, by including additional process modules), Simtek will give Cypress notice thereof. Within a reasonable amount of time after receipt of any such notice, Cypress will provide a proposal to Simtek describing any additional costs, adjustments in price, production, delivery schedule, and any other terms and conditions of this Agreement that are necessary to make such modifications. Upon mutual agreement to the proposal, the Parties will enter in to a written Statement of Work describing in detail the obligations of each Party with respect to such modifications. If the Parties are unable to agree upon the proposal or Statement of Work, Cypress will continue to produce Simtek Products using the unmodified S8 Process.

 3.  SIMTEK PRODUCTS.

     Simtek has designated the lead Simtek Product for production by Cypress under this Agreement to be the 4 Mbit nvSRAM. At any time during the term of this Agreement, Simtek may designate additional Simtek Products for production



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by Cypress under the terms of this Agreement subject to Cypress' agreement to produce such additional Simtek Products. Any additional production costs incurred by Cypress to produce such additional Simtek Products shall be mutually agreed upon by the Parties prior to the commencement of production, and accordingly the Fee Schedule shall be revised pursuant to Section 11.1. For purposes of clarification, "additional production costs" include the costs incurred by Cypress for new masks or additional tooling, process or CAD development necessary to produce the additional Simtek Products.

4.   ORDERING AND FORECASTING.

     4.1 Order Process. At any time after Qual, and thereafter during the term of this Agreement, Simtek will issue purchase orders to Cypress ordering quantities of Simtek Products from Cypress ("Orders"), and Cypress will accept Orders in accordance with Section 4.2 and will produce and deliver the Simtek Products designated in such Orders accepted by Cypress. Each Order will include purchase order number, quantity, applicable price, shipping method and instructions, and statement that the Order is being placed under this Agreement.


     4.2 Order Acknowledgment. Each Order issued by Simtek to Cypress under this Agreement will be deemed acknowledged and accepted by Cypress, and Cypress will fulfill the terms of the Order and produce and deliver the Simtek Products ordered under the Order in accordance with the terms of the Order and the terms and conditions of this Agreement, unless Cypress provides notice to Simtek within 10 days of receipt of such Order indicating that such Order: (a) causes the number of Weekly Starts to exceed the maximum number of Weekly Starts set forth in Exhibit 4.2; or (b) includes a delivery date for the applicable Simtek Product that is less than 90 days from the date of the Order. Any such notice by Cypress will be accompanied by an amendment revising such Order so that the Order is in compliance with (a) and (b) above. Upon receipt of such notice from Cypress, Simtek may either: (i) accept such the amendment to the Order, in which case Cypress will fulfill the terms of the amended Order and produce and deliver the Simtek Products ordered under the amended Order in accordance with the terms of the amended Order and the terms and conditions of this Agreement; or (ii) cancel such amended Order without penalty to Simtek. If Simtek does not provide an acceptance or rejection of an amendment to an Order within 10 business days of Simtek's receipt of notice of such amended Order from Cypress, the amended Order will be deemed accepted by Simtek. Changes to Orders accepted by Cypress that decrease or increase the quantity of Simtek Products may be made only with written consent of Cypress. Cypress will meet the agreed delivery date(s) as set forth in Orders accepted by Cypress. If Cypress cannot meet the agreed upon delivery date, Cypress will immediately notify Simtek.

     4.3 Shipment and Risk of Loss. Cypress will package, or cause the packaging of, all Simtek Products for secure shipment according to good production practices in consideration of the method of shipment chosen. All shipments will be F.O.B. point of shipment. Title and risk of loss or damage will transfer to Simtek upon pick-up from the point of shipment by Simtek or the carrier designated by Simtek in the applicable Order.

     4.4 Delivery Rescheduling. Simtek may reschedule the delivery date(s) for the Simtek Products ordered hereunder on the condition that Simtek gives Cypress 90 days written notice of its desire to reschedule prior to the scheduled delivery date. Within 10 days after Cypress' receipt of such notice, Simtek must state in writing its desired final disposition of the rescheduled Simtek Products. All requests to reschedule the delivery dates of the Simtek Products that are less than 90 days prior to the scheduled delivery date are subject to Cypress' written acceptance, which acceptance shall not be unreasonably withheld.

     4.5 Forecasts. Commencing with Qual and within 10 days of the end of each month thereafter, Simtek will provide Cypress with a rolling 13 week Order forecast for Orders of Simtek Products (each, a "Forecast"). Forecasts are provided solely for Cypress' convenience and only become a binding commitment for Simtek to purchase the Simtek Products through the Order process described in Section 4.1 above; provided, however, that, at Simtek's request, Simtek will



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be permitted to provide Cypress with an Order forecast prior to the initial
Qual. Notwithstanding the foregoing, upon receipt of any Forecast, if Cypress has information that shortages, supplier quality issues or other factors would preclude Cypress' ability to meet any Forecast amount in any week included in the Forecast, Cypress will submit a proposal to revise the Forecast to Simtek within 10 days of receipt of the Forecast. The proposal will include Cypress' Action Plan to minimize the impact on the Forecast. Upon Simtek's approval of the Action Plan, which will not be unreasonably withheld the Forecast will be revised accordingly. Simtek may modify Forecasts submitted to Cypress either in a subsequent Forecast, or by providing written notice to Cypress thereof.

5.   PRODUCTION PLANNING AND PRODUCTION.

     5.1 Production. Cypress will perform all obligations necessary for the production and delivery of all Simtek Products subject to Orders by Simtek in accordance with terms of this Agreement.

     5.2 Acceptance Testing. Simtek may perform acceptance testing on any Simtek Products in any shipment of Simtek Products received from Cypress in accordance with Simtek's then-current testing procedures and specifications for the Simtek Products.

     5.3 Defects. If acceptance testing identifies any failure of a Simtek Product in any shipment of Simtek Products received from Cypress to operate in conformance with Simtek's applicable specifications for such Simtek Product (a "Defect"), Simtek will notify Cypress of the Defect and indicate to Cypress that Simtek is either rejecting in whole or in part the shipment of Simtek Products or waiving the Defect. If Simtek does not issue either a notice of rejection or waiver of any Simtek Product in any shipment of Simtek Products within 10 business days of receipt of the shipment of Simtek Products from Cypress, the Simtek Products in such shipment will be deemed accepted by Simtek.

     5.4 Corrective Action. Following notice of any Defect, unless Simtek has waived the Defect, the Council shall meet with senior management from Cypress and Simtek no later than 15 days after notice of such Defect to agree upon an Action Plan covering the affected Simtek Products.

6.   QUALITY CONTROL AND CERTIFICATION.

     6.1 Quality Standards. Cypress will produce and deliver all Simtek Products in accordance with the quality standards used on similar products made and distributed by Cypress (including products not using the S8 Process).

     6.2 Testing. As part of its quality assurance obligations, Cypress will conduct testing of Simtek Products after Acceptance of such Simtek Products in accordance with reasonable industry practices. If testing of Simtek Products indicates a problem with the quality of the Simtek Products generally based on evidence of failure of the Simtek Products, then the Council shall meet with senior management from Cypress and Simtek no later than 15 days after notice of such failure of the Simtek Products to create an Action Plan to correct the problem.

     6.3 Qualification Reports. Within 1 month of Qual, Cypress will provide to Simtek copies of Cypress' qualification reports regarding the S8 Process. Cypress will provide standard "Rel Monitor" updates to such qualification reports from time to time on its website during the term of this Agreement.

     6.4 Action by Simtek. Simtek reserves the right to request changes in the Simtek Products at Cypress' expense (or to take such action as it may deem reasonable to protect its rights) based on a material breach of the terms of this Section 6 by Cypress.

7. PROGRAM MANAGEMENT. Each Party will designate one employee with decision-making authority to serve as the principal technical contact for such Party during the term (each a "Project Manager"). The Project Managers will work together to ensure that the development and delivery efforts hereunder proceed in a timely manner. Either Party may change its Project Manager at any time and from time to time by giving the other Party written notice. Each Party will bear its own costs and expenses incurred in connection with participation in such meetings.




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8.   LOYALTY.

     8.1 By Cypress. During the term of this Agreement, Cypress and any Affiliate will not use the S8 Process (or allow the S8 Process to be used) to develop or produce (or have developed or produced) any Competing Product. For purposes of this Section 8, a "Competing Product" is defined as a product that:
(a) has the same form, fit and function as any product listed in Exhibit 8.1 (the "Simtek Catalog"); (b) competes with a product in the Simtek Catalog; and
(c) is primarily a memory product. For the avoidance of doubt, the foregoing will not restrict Cypress from: (i) developing or producing a Competing Product using any other process other than the S8 Process; or (ii) developing or producing a product using the S8 Process wherein the product: (1) is not primarily a memory device; and (2) contains embedded within the same piece of silicon a block which is the same form, fit and, function as a product in the Simtek Catalog.

     8.2 By Simtek. During the term of this Agreement, Simtek and any Affiliate will not engage any third party to develop or produce (or have developed or have produced) any product in the Simtek Catalog using technologies from 0.11 - 0.17 microns. Following the successful completion of the ES10 FAB4 Milestone set forth in Exhibit 2.1, for the remainder of the term of this Agreement (if any), Simtek will not engage any third party in the development or production of a product with the same form, fit, and function as an S8 Product using technologies from 0.11 - 0.21 microns. For purposes of this Section 8, an "S8 Product" means any product designed, developed, produced, and sold (or offered for sale) by or for Simtek which is reasonably capable of being developed or produced using the S8 Process.

     8.3 Right of First Refusal. During the term of this Agreement, Simtek will offer Cypress the first right of refusal to develop and produce any Simtek Product on a technology of 100nm or below ("Offer"). Notwithstanding the foregoing, in addition to the other rights and remedies available to Simtek under this Agreement, and without excusing Cypress from any commitment or obligation under this Agreement, Simtek will be excused from its obligations under this Section 8.3, and the provisions of this Section 8.3 will be of no force and effect on Simtek, if Cypress fails to: (a) provide Simtek with a written proposal for the development and production of such Simtek Products to Simtek within 90 days of Simtek's Offer to Cypress; or (b) the Parties fail after negotiating in good faith to complete a definitive written agreement (or amendment to this Agreement) regarding the development and production of such Simtek Products within 180 days of Simtek's Offer to Cypress.

     8.4 Exceptions. In addition to the other rights and remedies available to the Parties under this Agreement, and without excusing the Parties from any commitment or obligation under this Agreement, the Parties will be excused from their obligations under this Section 8, and the provisions of Sections 8.1, 8.2 and 8.3 will be of no force and effect on the Parties, if: (a) either Party issues a notice of non-renewal under Section 13.1; or (b) either Party issues a notice of termination under Section 13.2(c). If at any time during the term of this Agreement, Simtek reasonably believes that Cypress has not performed its manufacturing obligations under this Agreement pursuant to reasonable manufacturing standards (e.g., Cypress cannot or does not accept any 3 consecutive Orders issued by Simtek or any 2 consecutive Orders in any 3 month period, for any reason other than those stated in Section 4.2(a) or (b), or Cypress cannot or does not fulfill any 3 consecutive Orders issued by Simtek or any 2 consecutive Orders in any 3 month period, for any reason), at the reasonable request of Simtek, the Council will meet with senior management from Cypress and Simtek to determine whether Cypress has failed to meet reasonable manufacturing standards and to excuse Simtek from its obligations under this
Section 8.

9    GRANT OF RIGHTS.

     9.1  License to Cypress.

         (a) Grant of License. Subject to the terms and conditions of this Agreement, Simtek hereby grants to Cypress and its Affiliates a nonexclusive, nontransferable (except as set forth herein), non-sublicensable, limited license to the Simtek Technology solely to the extent necessary for Cypress to produce Simtek Products subject to Orders placed by Simtek under this Agreement and to deliver those Simtek Products to Simtek under the terms of this Agreement.




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         (b) Restrictions. Cypress acknowledges that the Simtek Products and their structure, organization, and design constitute valuable trade secrets of Simtek. Except as expressly permitted herein, Cypress will not, and will not permit any third party, to: (a) modify, adapt, alter, translate, or create derivative works of or from the Simtek Products or Simtek Technology; (b) merge the Simtek Products or Simtek Technology with other technology; (c) sublicense, distribute, sell, allow access to, lease, rent, loan, or otherwise transfer the Simtek Products or Simtek Technology to any third party; (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the method of operation or design for or other proprietary information or trade secrets from the Simtek Products or Simtek Technology; or (e) otherwise utilize the Simtek Products or Simtek Technology.

10.  OWNERSHIP.

     10.1 Simtek Property. Simtek owns all right, title and interest in and to the Simtek Products, (including without limitation, all circuits within the Simtek Products and the specific circuit architectures), the Simtek Technology, and any Developments related thereto, including without limitation, all Intellectual Property Rights therein and related thereto (the "Simtek Property").

     10.2 S8 Process and S8 Technology. Cypress owns all right, title and interest in and to the S8 Process and the related S8 Technology, and any Developments related thereto, including without limitation, all Intellectual Property Rights therein and related thereto (the "Cypress Property"). Except for Simtek's rights in and to the Simtek Property, Simtek agrees to assign and does hereby assign to Cypress its right, title and interest in and to the Cypress Property. For the avoidance of doubt, nothing in this Section 10.2 will entitle Cypress to any right in or to any Simtek Property or Simtek Intellectual Property.

     10.3 No Further Rights to Cypress. Simtek retains exclusive ownership in and to the Simtek Property. Except for the limited license granted in Section 9.1: (a) all right, title, and interest in and to the Simtek Property and Simtek Intellectual Property are reserved by Simtek; (b) no license, right, or interest in or to any Simtek Property or Simtek Intellectual Property Right is granted under this Agreement; and (c) Cypress will not use any Simtek Property or Simtek Intellectual Property Rights unless Cypress and Simtek may agree to that use in a separate written agreement between the parties relating to the use of the Simtek Property or Simtek Intellectual Property Rights in exchange for value.

     10.4 No Further Rights to Simtek. Cypress retains exclusive ownership in and to the Cypress Property. All right, title, and interest in and to the Cypress Property and Cypress Intellectual Property are reserved by Cypress. No license, right, or interest in or to any Cypress Property or Cypress Intellectual Property Right is granted under this Agreement. Simtek will not use any Cypress Property or Cypress Intellectual Property Rights unless Cypress and Simtek may agree to that use in a separate written agreement between the parties relating to the use of the Cypress Property or Cypress Intellectual Property Rights in exchange for value.

11.  FEES, EXPENSES AND TAXES.

     11.1 Fees. In consideration of the obligations undertaken by each Party under this Agreement, each Party will pay to the other Party the fees ("Fees") set forth in Exhibit 11. The Fee Schedule set forth in Exhibit 11 may be revised from time to time during the term of this Agreement by mutual written agreement of the Parties. The Fees shall be paid first from the Deposit (as defined in section 21) and then from Simtek's assets and cash flows.

     11.2 Expenses. Except as set forth in Exhibit 11, all costs and expenses relating to the obligations of either Party will be borne by the Party incurring such expenses.

     11.3 Payment. Cypress will invoice Simtek for all Fees due under this Agreement. Unless otherwise stated herein, Simtek will pay all undisputed Fees within 30 days of receipt of the invoice for such Fees. No Fees will be invoiced by Cypress unless and until the event giving rise to such Fees set forth in
Exhibit 11 takes place. Each invoice will include information sufficient for Simtek to determine the nature of the Fee and amount due. All payments shall be made in U.S. dollars. In addition to the other rights and remedies available to Cypress if Simtek fails to pay any undisputed fees under this Agreement, Cypress


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may charge interest at a rate of 18% per year or the maximum rate permitted by applicable law, whichever is less, on any such outstanding undisputed fees.

     11.4 Disputed Payments. If Simtek has a good faith dispute regarding any Fee invoiced by Cypress, Simtek may withhold payment of the particular disputed Fees. Simtek will notify Cypress if it disputes any Fees hereunder within 30 days after receipt of the invoice for such disputed Fees, and will set forth its reasons for such dispute in reasonable detail. All disputes under this Section
11.4 will be resolved under the terms of this Agreement.

     11.5 Fee Adjustment. If during the term of the Agreement the Fees set forth in Exhibit 11 for any Simtek Product being produced under (or subject to the terms of) this Agreement become commercially unreasonable when compared with available prices for the production of products having a similar form, fit and function at similar quantities, Cypress and Simtek will mutually adjust the applicable Fees so that the Fees are commercially reasonable in comparison to products having a similar form, fit and function at similar quantities.

     11.6 Taxes. Unless otherwise agreed to by the Parties in an Order, the Parties' respective responsibilities for taxes arising under or in connection with this Agreement will be as follows:

         (a) Each Party will be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

         (b) Cypress will be responsible for any sales, use, excise, value-added, services, consumption, and other taxes, customs and duties assessed or otherwise payable by Cypress on any goods or services that are used or consumed by Cypress in producing and delivering the Simtek Products where the tax is imposed on Cypress' acquisition or use of such goods or services and the amount of tax is measured by Cypress' costs in acquiring such goods or services.

         (c) Simtek will be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular Simtek Product purchased by Simtek hereunder.

The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Cypress' invoices issued to Simtek will separately state the amounts of any taxes paid by Cypress.

12. RECORDS, INSPECTION.

 12.1 Records. For at least 2
years after the year to which they pertain, but for not less than 1 year following the termination or expiration of this Agreement, each Party will maintain at its principal place of business complete and accurate records with respect to its activities pursuant to this Agreement, including all data reasonably required for verification of such Party's compliance with the terms of this Agreement and payment of Fees owed by Simtek under this Agreement.

     12.2 Inspections. Simtek shall have the right to have an inspection and audit of all relevant accounting and sales books and records of Cypress by an independent auditor at Simtek's cost and expense. Unless otherwise agreed to in writing, such inspection and audit shall be conducted during Cypress' regular business hours at Cypress' regular business offices and in such a manner as not to interfere with Cypress' normal business activities. Such independent auditor shall sign a customary non-disclosure agreement in form and substance satisfactory to Cypress and shall disclose to Simtek only that information that is necessary to verify that Cypress is in compliance with this Agreement. Such inspection and audit shall require at least 30 days advance written notice and shall be held no more frequently than once per calendar year. If such inspection and audit reveals that Cypress has materially breached the terms of this Agreement in a manner that would give rise to a right of termination hereunder had such material breach been detected and reported, or that Cypress has overbilled Simtek for the amounts actually owed hereunder by 5% or more for the period audited, Cypress shall have the right to cure such breach or "overbilling" within 60 days after being provided with written notice thereof.



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If the inspection and audit reveals a material breach or "overbilling" as stated
above, Cypress will reimburse Simtek for all reasonable costs and expenses incurred by Simtek in connection with such inspection and audit. In addition, Cypress will promptly pay to Simtek any amounts shown by any such inspection and audit to be owing plus interest at a rate of 18% per year or the maximum rate permitted by applicable law, whichever is less.

13.  TERM AND TERMINATION.

     13.1 Term. The term of this Agreement will begin upon the Effective Date and, unless earlier terminated as provided in this Agreement, will expire 7 years thereafter. This Agreement will automatically renew for successive 2 year terms unless either Party provides written notice to the other Party of its intent not to renew at least 2 years prior to the expiration of the then-current term.

     13.2 Termination.

         (a) By Either Party For Cause. Either Party may terminate this Agreement if the other Party breaches any material provision of this Agreement and does not cure such breach within 60 days after being provided with written notice thereof, or, in the event that such breach is not reasonably capable of cure with 60 days, does not provide the other Party with a written Action Plan for curing such breach, including a reasonable deadline for curing such breach, and take reasonable steps to implement such Action Plan within such reasonable deadline.

         (b) By Either Party For Financial Reasons. Either Party may terminate this Agreement by notice to the other Party if the other Party: (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) makes an assignment for the benefit of creditors.

         (c) By Either Party at Will. At any time after the 5 year anniversary of the Effective Date of this Agreement, either Party may, for any reason or no reason, terminate this Agreement by providing the other Party with written notice 2 years in advance of such termination.

     13.3 Effect of Termination. Upon termination or expiration of this Agreement for any reason: (a) any amounts owed by either Party to the other Party under this Agreement before such termination or expiration will be immediately due and payable; (b) all license rights granted in this Agreement will immediately cease to exist; (c) each Party agrees to return to the other Party all physical embodiments (including, but not limited to, drafts, notes, sketches, documents, drawings, and samples) of the Confidential Information of the other Party; and (d) Sections 1, 10, 11, 12, 13.3, 14.3, 15.3, 16, 17, 18,
21, 23 and 24 will survive such expiration or termination of this Agreement for any reason. Upon termination of this Agreement for any reason, the Deposit shall be distributed in accordance with the Security Agreement as provided in Section
21. If Simtek terminates this Agreement pursuant to Section 13.2(a), 13.2(b) or 24.5, the Warrant (as defined in that certain Share Purchase Agreement, of even date herewith, by and between Cypress and Simtek (the "Share Purchase Agreement")) shall be immediately terminated, become null and void and be of no further force or effect.

4. REPRESENTATIONS AND WARRANTIES.

     14.1 Warranties by Both Parties. Each Party represents and warrants that:

         (a) it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on such Party's behalf has been duly authorized and empowered to enter into this Agreement; and

         (b) it will at all times comply with all applicable laws and regulation and refrain from any unethical conduct or any other conduct that tends to damage the reputation of the other Party or its products or services in producing and distributing Simtek Products.

     14.2 Warranties by Cypress. Cypress warrants that:

         (a) it is the owner or has the right to license all of its Intellectual Property Rights necessary that relate to the S8 Process; and all Simtek Products delivered under this Agreement will comply with Simtek's applicable specifications for such Simtek Product and Cypress' standard warranty as set forth in Exhibit 14.2 attached hereto.

     14.3 DISCLAIMER OF OTHER WARRANTIES. THE EXPRESS WARRANTIES IN THIS SECTION 14 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND
NON-INFRINGEMENT OF THIRD-PARTY RIGHTS.

15.  INDEMNIFICATION.

     15.1 Indemnification by Cypress. Cypress will indemnify, defend and hold harmless Simtek and its Affiliates, and Simtek's and its Affiliates' respective officers, directors, employees, agents, contractors, successors and assigns (the "Simtek Indemnified Parties"), from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following:

         (a) third party claims arising out of Cypress' performance under this Agreement, including breach of this Agreement;

         (b) third party claims arising out of Cypress' failure to observe or perform any duties or obligations to third parties, including its subcontractors;

         (c) Cypress' breach of its obligations with respect to Simtek Confidential Information; or

         (d) as provided in Section 16.4.

     15.2 Indemnification by Simtek. Simtek will indemnify, defend and hold harmless Cypress, its Affiliates, its customers and Cypress', its Affiliates' respective officers, directors, employees, agents, successors and assigns (the "Cypress Indemnified Parties"), from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following:

         (a) third party claims arising out of Simtek's performance under this Agreement, including breach of this Agreement;

         (b) third party claims arising out of Simtek's failure to observe or perform any duties or obligations to third parties, including its subcontractors;

         (c) Simtek's breach of its obligations with respect to Cypress Confidential Information; or

         (d) as provided in Section 16.2.

     15.3 Intellectual Property Infringement.

         (a) Cypress will indemnify, defend and hold harmless the Simtek Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings brought against Simtek that the S8 Process or S8 Technology infringes or misappropriates any Intellectual Property Right of any third party. If the respective S8 Process or S8 Technology becomes, or in Cypress' opinion is likely to become, the subject of an infringement claim, then Cypress may, at its option and expense, either: (a) procure for Simtek the right to continue exercising the rights in question; or
(b) replace or modify the allegedly or potentially infringing S8 Process or S8 Technology so that such S8 Process or S8 Technology becomes non-infringing.

         (b) Simtek will indemnify, defend and hold harmless the Cypress Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings brought against Cypress that the Simtek Technology infringes or misappropriates any Intellectual Property Right of any third party. If the respective Simtek Technology becomes, or in Simtek's opinion is likely to become, the subject of an infringement claim, then Simtek may, at its option and expense, either: (a) procure for Cypress the right to continue exercising the rights in question; (b) replace or modify the allegedly or potentially infringing Simtek Technology so that such Simtek

Technology becomes non-infringing; or (c) cancel all orders for Simtek Products where the affected Simtek Technology would be used by Cypress to produce such Simtek Products.

     15.4 Indemnification Procedures. The indemnity obligation of the Parties under Sections 15, 16.2 and 16.4 are contingent upon the following conditions:
(a) the party seeking indemnification must promptly notify the other party in writing of the claim giving rise to indemnification; (b) the indemnifying party will have sole control over the defense and settlement of the indemnified claim (provided that the indemnified party will have the right to participate in such action, at its own expense, using counsel of its choice and that the indemnifying party may not enter into any settlement that would impose any non-monetary obligation on the indemnified party without first obtaining the consent of the indemnified party); and (c) the indemnified party will provide the indemnifying party with reasonable assistance in the defense of the indemnified claim at the expense of the indemnifying party.

16.  PERSONNEL.

     16.1 Simtek Personnel. Simtek acknowledges that all of the responsibilities and duties of the employer of all employees, contractors and agents ("Personnel") of Simtek visiting or otherwise working at Cypress' facilities with respect to such persons' compliance with Simtek's obligations under this Agreement are those of Simtek, and covenants and agrees that Simtek itself will assume responsibility for such persons' compliance as stated in this Agreement. Without limiting the generality of the foregoing, Simtek shall itself impose on each of the Simtek Personnel all of such persons' obligations hereunder, by contract or otherwise, and otherwise ensure that the principal duty of each of the Simtek Personnel shall be to Simtek, notwithstanding the location of such employee's place of work and the constraints imposed there.

     16.2 Indemnification by Simtek. Simtek will indemnify, defend and hold harmless the Cypress Indemnified Parties from any and all Losses arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following: (i) that any such Simtek Personnel is an employee of Cypress (such Losses including without limitation any employee benefit that any such person shall be so claimed or determined to be entitled to from Cypress after such a claim or determination that such person is an employee of Cypress),
(ii) based upon any grossly negligent or intentionally wrongful act or grossly negligent or intentionally wrongful omission of any Simtek Personnel, or (iii) based upon any breach by any Simtek Personnel of any obligation of that person to Simtek imposed by this Agreement.

     16.3 Cypress Personnel. Cypress acknowledges that all of the responsibilities and duties of the employer of all of the Cypress Personnel visiting or otherwise working at Cypress' or Simtek's facilities with respect to such persons' compliance with Cypress' obligations under this Agreement are those of Cypress, and covenants and agrees that Cypress itself will assume responsibility for such persons' compliance as stated above. Without limiting the generality of the foregoing, Cypress shall itself impose on each of the Cypress Personnel all of such persons' obligations hereunder, by contract or otherwise, and otherwise ensure that the principal duty of each of the Cypress Personnel shall be to Cypress, notwithstanding the location of such employee's place of work and the constraints imposed there.

     16.4 Indemnification by Cypress. Cypress will indemnify, defend and hold harmless the Simtek Indemnified Parties arising from, in connection with, or based on allegations, claims, suits, or proceedings of any of the following: (i) that any such Cypress Personnel is an employee of Simtek (such Losses including without limitation any employee benefit that any such person shall be so claimed or determined to be entitled to from Simtek after such a claim or determination that such person is an employee of Simtek), (ii) based upon any grossly negligent or intentionally wrongful act or grossly negligent or intentionally wrongful omission of any Cypress Personnel, or (iii) based upon any breach by any Cypress Personnel of any obligation of that person to Cypress imposed by this Agreement.

     16.5 Non-Solicitation. Each Party agrees not to solicit or hire the other Party's Personnel during the term of this Agreement except by mutual consent;

provided, however, that nothing contained herein shall prevent either Party from hiring such Personnel in response to a general hiring program conducted in the ordinary course of business not specifically directed to such Personnel or Personnel who approach the Party on an unsolicited basis.

17. LIMITATION OF LIABILITY. EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 15, 16.2 OR 16.4 OR A BREACH OF SECTIONS 9, 10, AND 18, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT: (1) IN NO EVENT WILL EITHER PARTY'S TOTAL AGGREGATE LIABILITY TO THE OTHER ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE AMOUNT OF FEES PAID TO CYPRESS BY SIMTEK UNDER THIS AGREEMENT DURING THE PREVIOUS 12 MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE (IT BEING UNDERSTOOD THAT EACH PARTY'S LIABILITY MAY BE FURTHER LIMITED BY OTHER PROVISIONS OF THIS AGREEMENT); AND (2) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST DATA, INFORMATION OR MATERIALS, LOST PROFITS OR REVENUE, BUSINESS INTERRUPTION, DOWNTIME OR UNAVAILABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE FEES SET FORTH IN THIS AGREEMENT REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE OTHER PARTY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY, AND EACH PARTY AGREES THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE FOREGOING LIMITATIONS OF LIABILITY ARE INDEPENDENT OF ANY EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY SET FORTH IN THIS AGREEMENT.

18. CONFIDENTIALITY. This Agreement is made subject to, and all Confidential Information of the other Party obtained by either Party under this Agreement will be governed by, the terms set forth in Exhibit 18.

19. INSURANCE. Each Party shall maintain and carry throughout the term of this Agreement liability insurance which includes but is not limited to employer's liability, workman's compensation, general liability, public liability, property damage liability, product liability, completed operations liability and contractual liability in mutually agreed amounts but in no event less than minimum statutory requirements, if any. Each Party will, if requested by the other, furnish certificates of insurance indicating the foregoing coverage.

20. EXPORT. Cypress acknowledges that the export, import, and use of certain hardware, software, and technical data provided hereunder is regulated by the United States and other governments. Cypress will be responsible for performance of all duties and obligations of the importer and exporter of record for all deliveries and transfers hereunder (including by electronic means), and shall otherwise be responsible for compliance with all applicable laws, regulations, tariffs, duties, and fees, including the U.S. Export Administration Act, the regulations implemented thereunder by the U.S. Department of Commerce, and any other applicable import and export laws or regulations of the U.S. or any other applicable nation, and obtaining any necessary export licenses and clearances thereunder. Cypress represents and warrants that it is not subject to any government order suspending, revoking or denying export or import privileges. Cypress will not export or re-export any personal computer software, system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the U.S. Government, including without limitation, to any country or other party listed on any list of prohibited or restricted countries or parties maintained by the U.S. Treasury Department or other applicable branch of the U.S. Government. The term "technical data" in this context, means such data as is defined as technical data by applicable U.S. Government export regulations.

21. DEPOSIT. Pursuant to the Escrow Agreement, of even date herewith, by and between the Parties (the "Security Agreement"), Simtek has deposited $3,000,000 (the "Deposit") to an escrow account to be used for payments by Simtek to Cypress upon the successful completion of each of the Milestones and in accordance with the Quarterly PE/TE/Qualification/Failure Analysis schedule set forth in Section 3 of Exhibit 11 in accordance with the terms of this Agreement. The terms and conditions of the Deposit are provided in the Security Agreement.

22. FORCE MAJEURE. Neither Party shall be in default under this Agreement nor any delay or failure to perform hereunder due to causes beyond its control and without its fault or negligence, including but not limited to acts of God, acts of any government in its sovereign or contractual capacity, strikes, fires, floods, riots, terrorist acts or threats, wars or embargoes; provided, however, that prompt written notice is given to the other Party describing such cause and the affected Party will resume performance as soon as possible.

23. DISPUTE RESOLUTION. The Parties will in good faith attempt to resolve amicably all disputes, controversies, or claims arising out of or related to this Agreement, including without limitation, the breach, termination, performance, invalidity or interpretation thereof (each, a "Dispute") in accordance with the procedures in this Section 23.

     23.1 Initial Resolution Procedures.

         (a) Within 5 business days after either Party provides notice to the other Party of a Dispute, the Project Manager for each Party will consider the Dispute in person or by telephone and will attempt in good faith to resolve the Dispute for a period of 10 business days.

         (b) If the Dispute is not resolved, as agreed by the Parties in writing, within such period, the Parties will escalate the Dispute to the Council who will consider the Dispute at a mutually agreeable location. The Council will attempt in good faith to resolve the Dispute for a period of 10 business days.

         (c) In the case of Disputes of the Council, or other Disputes not previously resolved as set forth above, the Parties will escalate the resolution of the Dispute to a Senior Vice President or similar level executive of each Party who will consider the Dispute in person at a location agreed to by the Parties. The parties shall attempt in good faith to resolve the Dispute for a period of 10 business days.

     23.2 Final Resolution Procedures. If the Dispute is not resolved, as agreed by the Parties in writing, after following the initial resolution procedures set forth in Section 23.1, either Party may bring suit regarding such Dispute in the applicable state and federal courts having jurisdiction over such Dispute, as permitted by law.

     23.3 Injunctive Relief. Notwithstanding Sections 23.1 and 23.2 above, each Party shall be entitled to seek equitable and injunctive relief in such court to prevent or stop a violation of the terms and conditions contained herein. Either Party's breach of this Agreement or violation of the other Party's Intellectual Property Rights may cause irreparable injury to such other Party for which such other Party may not have an adequate remedy at law. Each Party shall have the right to seek immediate relief from the court for breach of any obligation of confidentiality, infringement, misappropriation or misuse of any Intellectual Property Right, or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the Parties.

24.  ADDITIONAL PROVISIONS.

     24.1 Status of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the Parties. Neither Party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Neither Party will hold itself out as having any authority or relationship with the other in contravention of this Section 24.1, and neither Party will act on behalf of the other Party or enter into any contracts, warranty, or representation as to any other matter on the behalf of the other Party.

     24.2 Effect of Waiver. No waiver whether express or implied, of any breach of any term, condition, or obligation of this Agreement will be construed as a waiver of any subsequent breach of that term, condition, or obligation, or any other term, condition, or obligation of this Agreement of the same or different nature.

     24.3 Notices. Any notice or other communication required or permitted under this Agreement will be given in writing and will be sent by facsimile or commercially recognized express courier to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by facsimile will be deemed to have been received the day it is sent and must be confirmed by a copy sent by express courier. Any notice or other communication sent by commercially recognized courier will be deemed to have been received on the 3rd business day after delivery to the courier.

          Notices to be given to Cypress will be addressed to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attention:  Senior Vice President, Memory Products Division

          With a copy to:
                   Cypress Semiconductor Corporation
                   3901 North First Street
                   San Jose, CA 95134-1599
                   Facsimile:  (408) 456-1821
                   Attention:  Laura Norris, Esq.

          If given to Simtek, it will be addressed to:
                   Simtek Corporation
                   4250 Buckingham Drive, Suite 100
                   Colorado Springs, CO 80907
                   Facsimile:  (719) 531-9765
                   Attention:  Douglas Mitchell

Either Party hereto may at any time, by 30 days written notice to the other, designate any other person or address in place of those provided in this Section 24.3.

     24.4 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no such severability will be effective if it materially changes the economic benefit of this Agreement to any Party.

     24.5 Successors and Assigns. This Agreement will inure to the benefit of the permitted successors, or assigns of the Parties. The rights and licenses granted by this Agreement will be binding on any permitted successor to ownership or control of the Simtek Technology. Neither Party will have any right to assign its rights under this Agreement without the sole written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that if a Change of Control of a Party occurs, such Party will be able to assign this Agreement as a whole to the purchasing, acquiring or resulting entity without the prior written consent of the other Party, unless the other Party reasonably believes such assignment would materially adversely effect the performance of the obligations owed to it, or such other Party's rights and licenses, under this Agreement. The Parties agree that such a material adverse effect would occur if the purchasing, acquiring or resulting entity is: (i) a competitor of the other Party or (ii) a person with whom the other Party has an actual conflict of interest at the time of such Change of Control.

     24.6 Governing Law. This Agreement will be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     24.7 Facsimile/E-Mail Signatures. Any signature page delivered by a fax machine or by e-mail will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a facsimile signature page or scanned signature page agrees to later deliver an original counterpart to any Party which requests it.

     24.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties, each of which will be enforceable against the Parties actually executing such counterparts, and all of which together will constitute one instrument.

                            [Signature page follows]

The Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

  FOR SIMTEK                                FOR CYPRESS

  Simtek Corporation                        Cypress Semiconductor Corporation

  Signed:  /S/ DOUGLAS MITCHELL             Signed:  /S/ A.R. ALVAREZ
           ------------------------                  ---------------------------
  By:      Douglas Mitchell                 By:      A.R. Alvarez
  Title:   CEO/President                    Title:   GM & SR VP, Memory Products
  Date:    May 4, 2005                      Date:    May 4, 2005




















                               - Signature Page -

                                   EXHIBIT 1.1
                                   DEFINITIONS

"Action Plan" means a corrective plan developed by the Council in response to a particular failure, defect or breach that provides a detailed description of the corrective actions to be implemented to correct the particular failure, defect or breach.

"Affiliate" means any business entity: (a) which owns or controls, directly or indirectly, 50% or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of the Party; (b) of which 50% or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, the Party; or (c) of which 50% or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise described by subsections (a) or (b) above.

"Change of Control" means a transaction under which: (a) a Party consolidates or merges with or into a third party, if the shareholders of the Party's outstanding capital stock entitled to vote generally in elections of directors before such transaction do not own, directly or indirectly, immediately following such transaction, at least 50% of the combined voting power of the outstanding voting interests of the entity resulting from such transaction; or
(b) an entity purchases or otherwise acquires all, or substantially all, of the assets of that segment of either Party's business relating to the subject matter of this Agreement. A "Change of Control" specifically excludes a bona fide equity financing transaction or series of transactions as long as at least a majority of the Party's board of directors immediately following the transaction were directors of such Party immediately prior to such transaction.

"Confidential Information" means any information regarding the business, finances or technology of either Party, including technical, marketing, financial, employee, and planning information, and any other information that a reasonable person should have known, under the circumstances, was confidential or proprietary. The Simtek Products and Simtek Technology (including specifications and architecture thereto) is Simtek Confidential Information whether or not so marked. The S8 Process and S8 Technology (including specifications and architecture thereto) is Cypress Confidential Information whether or not so marked.

"Development" means any modification, enhancement, improvement, or derivative, including, without limitation, any port, correction, addition, extension, upgrade, compilation, abridgment, or other form in which a work is transformed or adapted.

"Intellectual Property Rights" means all intellectual property rights as may exist now or hereafter come into existence regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction, including, without limitation: (a) all patent rights and all right, title and interest in and to all letters patent and applications for letters patent, and all other government-issued or -granted indicia of invention ownership, including any reissue, division, term extensions, continuation or continuation-in-part applications; (b) all copyrights and all other literary property and author (moral) rights, and all right, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted interests; (c) all trademarks, trade names and service marks, and all rights, title and interest in and to all applications, certifications and registrations therefor; (d) all mask work rights, mask work applications, and mask work registrations; (e) all rights, title and interest in and to all trade secrets and trade secret rights; (f) all licenses or license rights with respect to the foregoing; and (g) all other analogous rights, such as database rights.

"Losses" means all losses, costs, expenses, liabilities and damages reasonably incurred resulting from or relating to under any settlement, litigation or final judgment, and all related reasonable costs and expenses, including reasonable legal fees, fines, interest and penalties.

"Qual" means achievement of the QUAL Milestone as set forth in Exhibit 2.1.

"Simtek Product" means a silicon wafer containing integrated circuits having a design dictated by Simtek and any materials (including masks), information, test programs, or procedures relating thereto.

"Simtek Technology" means all Intellectual Property Rights, whether present or future, relating to the Simtek Products.

"Stacked FLASH" means the technology related to nvSRAM with multiple non-volatile memory cells for each SRAM memory cell as further described in U.S. Patent No. 6,414,873.

"Statement of Work" means a mutually agreed to written description of the work to be performed by each Party.

"S8 Process" means the process used to produce (fabricate) Simtek Products under this Agreement based on the Cypress S8 0.13-micron SONOS technology.

"S8 Technology" means all Intellectual Property Rights, whether present or future, relating to the S8 Process.

"Weekly Starts" means the maximum number of wafer starts per week set forth in
Exhibit 4.2.

                                   EXHIBIT 2.1
                             S8 PROCESS DEVELOPMENT

1.   Simtek Resources.

     1.1 S8 Development. Simtek will make available 2 engineers for up to 40 hours per week to assist Cypress in the completion of the Milestones.

     1.2 Memory Compiler Development. Simtek will make available up to 2 engineers for up to 40 hours per week to assist Cypress in the development of a memory compiler and will continue to make the engineers available until the completion of the development of the memory compiler as agreed to by the Parties.

     1.3 Additional Simtek Resources. Any additional engineering resources required or utilized by Cypress will be made available by Simtek at Simtek's then-current professional services rates.

2. Milestones and Schedule. Cypress will accomplish the following milestones in accordance with the schedule set forth below:

MILESTONE              DESCRIPTION                     ESTIMATED COMPLETION DATE
---------              -----------                     -------------------------

ETP                    Technology Plan

PR2:SPECS              Project Review 2

TCPR3                  Test Chip Tapeout Ready

TC10                   Test Chip 10 Samples

PR3:TO                 Product Tapeout

ES10 FAB4              Engineering Samples

ES100                  Full Data Sheet Samples

PR4                    Cost / Yield / Conditional Qual

QUAL                   Full Qual

                                   EXHIBIT 4.2
                                    ORDERING

                                      Wafer Starts Allocated
         Calendar Year                   to Simtek/Week
         -------------                ----------------------
             2006                              200

             2007                              250

             2008                              300

             2009                              350

             2010                              400

                                   EXHIBIT 8.1
                                 SIMTEK CATALOG


Memory Architecture      Density                  Options                 I/O Options
--------------------     -------                  -------                 -----------
nvSRAM                   4Mbit                    Real Time Clock (RTC)   X8, x16, serial
                         1 Mbit                   RTC                     X8, x16, serial
                         256 Kbit                 RTC                     X8, x16, serial
                         64Kbit                   RTC                     X8, x16, serial

nvSRAM + Stacked FLASH   1 Mbit + Density TBD     RTC                     X8, x16, serial
                         256 Kbit + Density TBD   RTC                     X8, x16, serial
                         64 Kbit + Density TBD    RTC                     X8, x16, serial


                                   EXHIBIT 11
                                  FEE SCHEDULE

1. Simtek Product Development and Set-Up Fees. Following acceptance of the lead Order of any Simtek Product received under this Agreement, Simtek will reimburse Cypress for 100% of the out of pocket costs incurred in the production of all mask sets necessary for the production of Simtek Products under this Agreement based on actual invoices paid by Cypress for mask sets used in the production of such Simtek Product.

2. S8 Process Development Fees. Provided that Cypress has completed the applicable Milestones set forth on Exhibit 2.1, in accordance with the terms and conditions of this Agreement, Simtek will pay Cypress the Fees set forth below:


MILESTONE        SIMTEK PAYMENT      ADDITIONAL SIMTEK PAYMENT    TOTAL PAYMENT
---------        --------------      -------------------------    -------------
   ETP              $257,400.00                 $0.00              $257,400.00

PR2:SPECS           $257,400.00                 $0.00              $257,400.00

  TCPR3             $257,400.00                 $0.00              $257,400.00

   TC10             $257,400.00                 $0.00              $257,400.00

  PR3:TO            $257,400.00                 $0.00              $257,400.00

ES10 FAB4           $386,100.00            $91,500.00              $477,600.00

  ES100             $257,400.00            $91,500.00              $348,900.00

   PR4              $257,400.00            $91,500.00              $348,900.00

   QUAL             $386,100.00            $91,500.00              $477,600.00

      TOTAL:      $2,574,000.00          $ 366,000.00             $2,940,000.00

3. Quarterly PE/TE/Qualification/Failure Analysis Fees. Subject to the terms and conditions of this Agreement, Simtek will pay Cypress the Fees set forth below on or before the end of each calendar quarter set forth below:

                  QUARTER                   SIMTEK PAYMENT
                  -------                   -------------
                  Q2 2005                     $48,800.00

                  Q3 2005                     $48,800.00

                  Q4 2005                     $48,800.00

                  Q1 2006                     $48,800.00

                  Q2 2006                     $48,800.00

4. Simtek Product Production Fees. Simtek will pay Cypress as follows for Simtek Products provided by Cypress, for which Simtek issues an Acceptance as set forth in the Agreement:

         Wafer Price
         -----------

                Calendar Year         Price/Wafer*
                -------------         ------------
                    2006              $ 2000.00
                    2007              $ 1950.00
                    2008              $1900.00
                    2009              $ 1850.00
                    2010              $1800.00

* The prices set forth in this table are subject to adjustment as set forth in Section 11.5 of the Agreement.

After Process Qualification, the Parties will agree on a production yield target for all wafers produced by Cypress for the Simtek Products, and Simtek will not accept any wafers not meeting the production yield target mutually agreed upon by the Parties.

                                  EXHIBIT 14.2

                          WARRANTY FOR SIMTEK PRODUCTS

                        STANDARD CYPRESS PRODUCT WARRANTY
                        ---------------------------------


1. LIMITED WARRANTY.

     (a) Semiconductor Products: Seller warrants that the Semiconductor products to be delivered hereunder if properly used and serviced, will conform to applicable specifications for such Semiconductor products agreed to by the Council and will be free from defects in material and workmanship for one (1) year following the date of shipment. (b) Systems or Board Level: Seller warrants that the systems or board level products to be delivered hereunder if properly used and serviced, will perform to Seller's published specifications and will be free from defects in material and workmanship for ninety (90) days following the date of shipment.


2. EXCLUSIONS OF WARRANTIES. THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. If any product furnished by Seller fails-to conform to the above warranty, Seller's sole and exclusive liability shall be, at Seller's option, to repair, replace or credit Buyer's account with an amount equal to the price paid for any such product returned by Buyer during the warranty period, provided that; (a) Buyer promptly notifies Seller in writing that such product failed to conform and furnishes a detailed explanation of any alleged deficiency; (b) such product is returned to Seller's plant at Buyer's risk and expense, (c) Seller is satisfied that claimed deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, repair or improper testing. If such product fails to conform, Seller will reimburse Buyer for the transportation charges. Seller shall have a reasonable time to make repairs, to replace products or to credit Buyer's account.

                                   EXHIBIT 18
                                 CONFIDENTIALITY

1. Protection of Confidential Information. Each Party (the "Disclosing Party") may from time to time during the term of this Agreement disclose to the other Party (the "Receiving Party") certain Confidential Information. The Receiving Party will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees or contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party's duty hereunder. The Receiving Party will protect the Disclosing Party's Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.

2. Exceptions. The Receiving Party's obligations with respect to any Confidential Information of the Disclosing Party will terminate if such information: (1) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party; (2) is disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (3) is, or through no fault of the Receiving Party has become, generally available to the public; or (4) is proven by the Receiving Party (who shall bear the burden of proof) to have been independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is: (a) approved in advance in writing by the Disclosing Party; (b) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or (c) required by law or by the order or a court of similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party in advance of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

3. Mask Sets. In particular, and without limiting any obligation of Cypress, Cypress will protect all mask sets relating to the Simtek Products, whether transferred to Cypress or otherwise obtained by Cypress, as Confidential Information of Simtek in accordance with this Exhibit 18.

4. Return of Confidential Information. The Receiving Party will return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in the Receiving Party's possession or control and permanently erase all electronic copies of such Confidential Information promptly upon the request of the Disclosing Party or at the expiration or termination of this Agreement or when no longer needed in connection with its performance under this Agreement, whichever comes first. Without limiting any obligation of Cypress, when any mask set is no longer usable by Cypress for the purposes of the Agreement, Cypress will return to Simtek or, at Simtek's request, destroy the mask set, and will permanently erase all electronic copies of such mask set and the information relating thereto. At the Disclosing Party's request, the Receiving Party will certify in writing signed by an officer of the Receiving Party that it has fully complied with the foregoing obligations.

5. Confidentiality of Agreement. Neither Party will disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors except: (1) as required by law; or (2) pursuant to a mutually agreeable press release; or (3) in connection with a proposed merger, financing, or sale of such Party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other Party to this Agreement).

6. Independent Development. The terms of confidentiality under this Exhibit 18 will not be construed to limit either Party's right to develop independently or acquire products, concepts, systems, processes or techniques without use of the other Party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may develop information internally, or may receive information from other parties, that is similar to the Confidential Information of the Disclosing Party. Accordingly, nothing in this Exhibit 18 or in the Agreement will prohibit the Receiving Party from developing or having developed for it products, concepts, systems, processes or techniques that are similar to or compete with the products, concepts, systems, processes or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Exhibit 18 in connection with such development.